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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                             FORM 8-K

                      CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2004

                         Kaman Corporation
      (Exact Name of Registrant as Specified in Its Charter)

                            Connecticut
          (State or Other Jurisdiction of Incorporation)

             0-1093                        06-0613548
   (Commission File Number)     (IRS Employer Identification No.)

      1332 Blue Hills Avenue, Bloomfield, Connecticut       06002
     (Address of Principal Executive Offices)            (Zip Code)

                           (860) 243-7100
      (Registrant's Telephone Number, Including Area Code)

                            Not Applicable
   (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.06  Material Impairments.

On September 27, 2004, the Corporation announced that it intends to take a non-cash sales and pre-tax earnings charge in the third quarter of approximately $21.0 million, eliminating its investment (principally billed receivables and recoverable costs - not billed) in contracts with MD Helicopters, Inc. ("MDHI"). The non-cash charge is expected to include a negative sales adjustment of approximately $19.0 million and an addition to the Corporation's bad debt reserve of approximately $2.0 million. The charge is not expected to result in any future cash expenditures.

The contracts with MDHI provide for the production of helicopter fuselages and rotor blades, however because of payment issues, the Corporation stopped work on the MDHI program in 2003. It has been the Corporation's expectation that MDHI would be successful in executing its strategy to improve current financial and operational circumstances. MDHI management has indicated that, although it continues to work on this strategy, it has not been able to resolve the situation thus far; therefore, the Corporation has determined that, given current circumstances, a sales and pre-tax charge in the amount of its investment under these contracts must be taken in compliance with accounting principles generally accepted in the United States of America.

The Corporation intends to maintain a business relationship with MDHI should it be successful in improving its financial and operational situation.


Item 7.01  Regulation FD Disclosure.

On September 27, 2004, the Corporation issued a press release regarding its decision to take a non-cash charge in the third quarter as discussed in Item 2.06 of this Report. A copy of the press release is furnished with this Report as Exhibit 99.1.


Item 8.01  Other Events.

The non-cash sales and pre-tax earnings charge discussed in Item
2.06 of this Report would create a default under a financial covenant and possibly an acceleration of indebtedness under the Corporation's revolving credit agreement, if not avoided by waiver of any default under, or by modification of, the agreement. The Corporation has been working with its lenders and expects to resolve this issue in a manner that will avoid any such default or


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acceleration or any related issues because of cross-default provisions of certain smaller debt obligations of the Corporation and its subsidiaries.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 99.1  Press release dated September 27, 2004.








































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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 KAMAN CORPORATION



                                  By: /s/ Robert M. Garneau
                                      ------------------------------
                                      Robert M. Garneau
                                      Executive Vice President and
                                      Chief Financial Officer

Date: September 27, 2004





























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                 KAMAN CORPORATION AND SUBSIDIARIES

                          Index to Exhibits

Exhibit 99.1  Press release dated September 27, 2004       Attached











































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